Exhibit 22.1

Exhibit 22.1

The following subsidiaries of Triumph Group, Inc. are Subsidiary Guarantors with respect to the Senior Notes:

Guarantor	Jurisdiction
HT PARTS, L.L.C.	Delaware
NU-TECH BRANDS, INC.	Delaware
THE TRIUMPH GROUP OPERATIONS, INC.	Delaware
TRIUMPH ACCESSORY SERVICES - GRAND PRAIRIE, INC.	Delaware
TRIUMPH ACTUATION SYSTEMS - CONNECTICUT, LLC	Delaware
TRIUMPH ACTUATION SYSTEMS - VALENCIA, INC.	Delaware
TRIUMPH ACTUATION SYSTEMS - YAKIMA, LLC	Delaware
TRIUMPH ACTUATION SYSTEMS, LLC	Delaware
TRIUMPH AEROSPACE SYSTEMS GROUP, LLC	Delaware
TRIUMPH AEROSTRUCTURES - TULSA, LLC	Delaware
TRIUMPH AEROSTRUCTURES HOLDINGS, LLC	Delaware
TRIUMPH AEROSTRUCTURES, LLC	Delaware
TRIUMPH AEROSTUCTURES REAL ESTATE INVESTMENT CO., LLC	Delaware
TRIUMPH AFTERMARKET SERVICES GROUP, LLC	Delaware
TRIUMPH AIRBORNE STRUCTURES, LLC	Arkansas
TRIUMPH AVIATIONS INC.	Arkansas
TRIUMPH BRANDS, INC.	Delaware
TRIUMPH COMPOSITE SYSTEMS, INC.	Delaware
TRIUMPH CONTROLS, LLC	Delaware
TRIUMPH ENGINE CONTROL HOLDINGS, INC.	Delaware
TRIUMPH ENGINE CONTROL SYSTEMS, LLC	Delaware
TRIUMPH ENGINEERED SOLUTIONS, INC.	Delaware
TRIUMPH ENGINEERING SERVICES, INC.	Delaware
TRIUMPH FABRICATIONS - ORANGEBURG, INC.	Illinois
TRIUMPH GEAR SYSTEMS - MACOMB, INC.	Michigan
TRIUMPH GEAR SYSTEMS, INC.	Delaware
TRIUMPH GROUP ACQUISITION CORP.	Delaware
TRIUMPH GROUP ACQUISITION HOLDINGS, INC.	Delaware
TRIUMPH INSTRUMENTS – BURBANK, INC.	Delaware
TRIUMPH INSULATION SYSTEMS, LLC	Nevada
TRIUMPH INTEGRATED AIRCRAFT INTERIORS, INC.	Delaware
TRIUMPH INVESTMENT HOLDINGS, INC.	Nevada
TRIUMPH STRUCTURES - KANSAS CITY, INC.	Missouri
TRIUMPH STRUCTURES - WICHITA, INC.	Delaware
TRIUMPH THERMAL SYSTEMS - MARYLAND, INC.	Delaware
TRIUMPH THERMAL SYSTEMS, LLC	Delaware
TRIUMPH TURBINE SERVICES, INC.	Delaware
VAC INDUSTRIES, INC.	Delaware